[Independent Mining Consultants, Inc. Letterhead]

March 27, 2003

Pat Prejean

Assistant Controller-Financial Reporting

Freeport-McMoRan Copper & Gold Inc.

1615 Poydras Street

New Orleans, LA  70112

Dear Mr. Prejean,

We hereby consent to the incorporation by reference of our reports included herein or incorporated by reference in this form 10-K, into Freeport-McMoRan Copper & Gold, Inc.’s previously filed Registration Statements on Form S-3 (File Nos. 333-31584 and 333-72760) and on Form S-8 (File Nos. 33-63267, 33-63269, 33-63271 and 333-85803).

INDEPENDENT MINING CONSULTANTS, INC.

Date: March 27, 2003

By: /s/ John M. Marek

Name: John M. Marek

Title:    President